SURRENDER AND EXCHANGE AGREEMENT

        This Surrender and Exchange Agreement is entered into as of January 21, 2005, by and between Usurf America, Inc., a Nevada corporation (the "Company") and Evergreen Venture Partners, LLC ("Purchaser").

                                   WITNESSETH:

        WHEREAS, Company and Purchaser entered into that certain Stock Purchase Agreement dated as of February 27, 2004 (the "Purchase Agreement") pursuant to which Company issued and sold to Purchaser and Purchaser purchased 10,000,000 shares (the "SPA Shares") of common stock of the Company, $0.001 par value per shares (the "Common Stock") and warrants to purchase up to 12,500,000 shares of Common Stock (the "SPA Warrants");

        WHEREAS, Company and Purchaser entered into that certain Convertible Loan and Collateral Agreement dated as of December 23, 2003 (the "Loan Agreement") pursuant to which the Company issued and the Purchaser obtained that certain Note (as defined therein) together with warrants to purchase up to 10,000,000 shares of Common Stock (the "LA Warrants");

        WHEREAS, on or about April 23, 2004, Purchaser and Company terminated the Note and in CONSIDERATION therefore, Company issued to Purchaser 5,000,000 shares of Common Stock and an additional warrant to purchase up to 14,000,000 shares of Common Stock (the "Adjustment Warrants");

        WHEREAS, effective as of August 19, 2004, Company issued in favor of Purchaser 17,000,000 shares of Common Stock pursuant to certain price adjustment and protection provisions of the Loan Agreement and the Loan Documents (as defined in the Loan Agreement) including the Note (the "Adjustment Shares");

        WHEREAS, on September 19, 2003, Purchaser and Company entered into that certain Letter Agreement pursuant to which Company issued and Purchaser obtained a warrant to purchase up to 3,816,667 shares of Common Stock (the "Prior Warrant");

        WHEREAS, in December, 2004, Purchaser surrendered warrants to purchase 25,000,000 shares of Common Stock represented by the 5,000,000 ($0.18 exercise price) Common Stock Purchase Warrant and the 5,000,000 ($0.26 exercise price) Common Stock Purchase Warrant under the Loan Agreement, the 12,500,000 Common Stock Purchase Warrant under the SPA and 2,500,000 Common Stock Purchase Warrants of the 3,816,667 Prior Warrants that were terminated and canceled by the Company;

        WHEREAS, Purchaser currently holds collectively 32,000,000 shares of Common Stock inclusive of the SPA Shares and the Adjustment Shares, and warrants to purchase up to 15,316,667 shares of Common Stock inclusive of the 14,000,000 Adjustment Warrants and 1,316,667 of the Prior Warrants;

        WHEREAS, Company wishes to reduce its issued and outstanding shares of Common Stock and reduce its outstanding securities convertible into or exchangeable for shares of Common Stock;

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        WHEREAS, Purchaser has agreed in exchange for a promissory note in the principal amount of $750,000 as described herein to surrender to the Company certain of the shares of Common Stock it now owns and warrants it now holds, and to terminate fully and completely each and every Loan Document and the Purchase Agreement; and

        WHEREAS, Company wishes to issue the promissory note in exchange for the surrender of the Common Stock and Warrants by the Purchaser, and in exchange for the full and final termination of the Loan Agreement, the Loan Documents and the Purchase Agreement.

        THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Purchaser (each a "party" and together the "parties") hereby agree as follows:

I.       DEFINITIONS

        Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

        (a) "Agreement" shall mean this Surrender and Exchange Agreement and all exhibits hereto or amendments hereof.

        (b) "Securities Act" shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder, as such shall then be in effect.

        Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this Agreement at which such term is first used. Any capitalized term used herein but not defined herein shall have the meaning ascribed to such terms in the referenced agreement or document.

II.      DISCLOSURES

         Purchaser hereby acknowledges that it has examined, or has had the opportunity to examine, all of Company's periodic filings made with the SEC pursuant to the Securities Exchange Act of 1934. Further, Purchaser hereby acknowledges that it has had the opportunity to ask questions of, and receive answers from, the officers of Company regarding the periodic filings of Company and otherwise investigate the matters contained therein.

III.     SURRENDER AND EXCHANGE; TERMINATION

        (a) Purchaser hereby surrenders to Company 17,000,000 shares of the Common Stock now owned by Purchaser, represented by stock certificates number 1648 (the "Surrendered Shares"). Company accepts such Surrendered Shares and such Surrendered Shares shall be immediately deemed canceled. Company shall instruct its transfer agent to issue to Purchaser any breakdown certificates for shares in excess of the Surrendered Shares evidenced by the certificates tendered by Purchaser. Such breakdown certificates shall be marked with the same legend(s) as the original surrendered certificates.

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        (b) Purchaser hereby surrenders to Company the 14,000,000 Adjustment
Warrants and 1,316,667 Prior Warrants representing all of the outstanding SPA Warrants, LA Warrants and the Prior Warrants. Company accepts such Surrendered Warrants and such Surrendered Warrants shall be immediately deemed canceled.

        (c) Purchaser hereby terminates, waives and abandons and any all rights or privileges arising under and inuring to Purchaser under the Loan Agreement and each and every Loan Document and under the Purchase Agreement, and releases and discharges Company form its obligations and duties under such agreements (the "Terminated Agreements") save and except for Company's obligations under
Article V of the Purchase Agreement with respect to the registration of the SPA Shares under the Company's next Registration Statement (as defined therein).

        (d) In consideration of the actions and agreements set forth in paragraphs (a), (b) and (c) of this Article III, Company hereby issues to Purchaser, and Purchaser hereby accepts, the promissory note in the form of that attached hereto as Exhibit A (the "Exchange Note")

         (e) The Exchange Note is issued to Purchaser subject to all of the terms and conditions set forth herein.

IV.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Company represents and warrants to Purchaser:

        (a) Organization and Corporate Authority. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification. Company has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

        (b) Authorization. All corporate action on the part of Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of Company's obligations hereunder and for the issuance and delivery of the Exchange Note has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Company.

V.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Company:

        (a) Purchaser has the authority to enter into, and perform under, this Agreement.

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        (b) Purchaser represents and warrants that it is an "accredited investor" within the meaning of that term as used in Rule 501 of Regulation D of the Rules and Regulations of the SEC of the Securities Act and is capable, through experience and financial strength, to make and understand an investment decision leading to the purchase of the exchange of the Surrendered Stock and the Surrendered Warrants and the issuance of the Exchange Note therefore as contemplated herein.

VI.      MISCELLANEOUS

        (a) Arbitration. In the event of a dispute between the parties that arises out of this Agreement, the parties agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") in Colorado Springs, Colorado, in accordance with the then-current rules of the Association; the award rendered by the arbitrator(s) shall be binding and a judgment may be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrator(s), as part of any award, may award attorneys fees to the prevailing party.

        (b) Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Colorado.

        (c) Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

        (d) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns heirs and administrators of the parties hereto.

        (e) Entire Agreement. This Surrender and Exchange Agreement, along with any other document delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.


         ACCORDINGLY, the parties have signed this Surrender and Exchange Agreement as of the day and year first above written.

USURF AMERICA, INC.                          EVERGREEN VENTURE PARTNERS, LLC



By:  Douglas O. McKinnon                     By:/s/ Greg Adalian
     -------------------                        -------------------------------
     Douglas O. McKinnon                         Name: Greg Adalian
     President and CEO                           Title: Manager


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                                    EXHIBIT A

                                  FORM OF NOTE


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